Exhibit 99.3

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart and Samantha Verdile

Sard Verbinnen & Co.

415-618-8750 and 212-687-8080

DineEquity, Inc. Announces Capital Allocation Strategy

➢ Board Declares a First Quarter 2013 Dividend of $0.75 Per Share of Common Stock ➢ Board Approves $100 Million Share Repurchase Authorization

GLENDALE, Calif., February 27, 2013 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced a capital allocation strategy that includes the approval by its Board of Directors of a first quarter cash dividend of $0.75 per share of common stock.  DineEquity’s Board of Directors today declared the dividend, payable on March 29, 2013, to the Company’s shareholders of record as of the close of business on March 15, 2013.

The Board of Directors also approved a $100 million share repurchase authorization, effective immediately, which replaces the $45 million share repurchase authorization previously announced by the Company in August 2011.  The Company remains subject to certain mandatory debt reduction requirements related to capital leases and the annual amortization payment of $4.7 million associated with the recently announced re-pricing of its senior secured credit facility.

“With the successful completion of our refranchising program and a less capital intensive business model, the time is right to announce our capital allocation plan. With continual long- term shareholder value creation clearly in mind, we are initiating a meaningful dividend and will also opportunistically seek to repurchase shares of common stock with strong free cash flow.” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  “The dividend, combined with the share repurchase authorization of $100 million, underscores our commitment to returning cash to our shareholders.  While we expect dividends and share repurchases to be the primary components of our capital allocation strategy, we will also reduce debt when it is in the best interests of the Company to do so.  We will continue to prudently manage our capital structure with a long-term view, placing real importance on positioning ourselves to potentially refinance our overall debt in the next few years.”

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,600 restaurants combined in 17 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; third-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.